UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 11, 2010
Thor Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9235 (Commission File Number)	93-0768752 (IRS Employer Identification No.)

419 West Pike Street, Jackson Center, Ohio (Address of Principal Executive Offices)	45334-0629 (Zip Code)
Registrant’s telephone number, including area code: (937) 596-6849
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On March 15, 2010, Thor Industries Inc. (the “Company”) notified the New York Stock Exchange that it has resolved its present noncompliance with Section 304 of the NYSE Listed Company Manual (“Section 304”) through the appointment of J. Allen Kosowsky to the Board of Directors of the Company (the “Board of Directors”) to fill the vacancy arising from the death of Wade F. B. Thompson, the Company’s former Chairman, President and Chief Executive Officer.
The previously disclosed death of Mr. Thompson resulted in the Company’s classes of directors not being of approximately equal size in accordance with Section 304.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors appointed Mr. Kosowsky as a Director of the Company effective as of March 11, 2010. He will begin serving immediately. Mr. Kosowsky will serve as a Class A Director, filling the vacancy created by the death of Mr. Thompson. Mr. Kosowsky’s term will expire at the Company’s 2011 annual meeting of stockholders. The Board of Directors has not yet appointed Mr. Kosowsky to any committees.
For the past five years, Mr. Kosowsky, an accountant by training, has conducted business through his own advisory firm. The firm provides services that include, but are not limited to, business and intellectual property valuations, forensic accounting and financial analysis and alternative dispute resolutions. Since January 2003 through February 19, 2010, Mr. Kosowsky served as the Chairman of the Board of Directors and Chairman of the Audit Committee for ON2 Technologies Inc., a U.S. based video compression software company, which was recently acquired by Google, Inc.
There is no arrangement or understanding between Mr. Kosowsky and any other persons pursuant to which he was appointed as a Director. Mr. Kosowsky has provided certain consulting services to the Company during the last fiscal year however none of such consulting services and the amounts paid to Mr. Kosowsky require disclosure pursuant to Item 404(a) of Regulation S-K.
Mr. Kosowsky will be entitled to receive a pro rata amount of the annual director compensation payable to the Company’s Directors based upon his time served on the Board. The Company’s current annual director compensation is a cash payment of $170,000, which is payable quarterly.
A copy of the press release announcing Mr. Kosowsky’s appointment as a Director of the Company is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective March 11, 2010 and in connection with the appointment of Mr. Kosowsky, the Board of Directors amended the Company’s bylaws in order to permit any director elected to fill a vacancy or a newly created directorship to hold office until the next election of the class for which such director has been chosen and until such director’s successor is elected and qualified.
The foregoing description of the amendment to the Company’s bylaws is qualified in its entirety by reference to the First Amendment to the Bylaws of the Company, dated March 11, 2010 a copy of which is attached to this Current Report on Form 8-K as Exhibit 3(ii) and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description
3(ii)	First Amendment to the Bylaws of the Company

99.1	Copy of press release, dated March 15, 2010, issued by the Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.
Date: March 16, 2010	By:	/s/ Christian G. Farman
		Name:	Christian G. Farman
		Title:	Senior Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
3(ii)	First Amendment to the Bylaws of the Company

99.1	Copy of press release, dated March 15, 2010, issued by the Company